The Law Offices of
             O'CONNOR, CAVANAGH, ANDERSON, KILLINGSWORTH & BESHEARS
                      One East Camelback Road, Suite 1100
                             Phoenix, Arizona 85012

                            Telephone: (602) 263-2400
                               Fax: (602) 263-2900

                                  June 6, 1997




Action Performance Companies, Inc.
2401 West First Street
Tempe, Arizona  85281

                  Re:      Registration Statement on Form S-8
                           Action Performance Companies, Inc.

Gentlemen:

                  As legal counsel to Action Performance Companies, Inc., an Arizona corporation (the "Company") we have assisted in the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement"), to be filed with the Securities and Exchange Commission on or about June 6, 1997 in connection with the registration under the Securities Act of 1933, as amended, of 750,000 shares of Common Stock, par value $0.01 per share, of the Company (the "Shares") issuable pursuant to the Company's Second Amended and Restated 1993 Stock Option Plan (the "Plan"). The facts, as we understand them, are set forth in the Registration Statement.

                  With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

                  A. The First Amended and Restated Articles of Incorporation of the Company, as filed with the Secretary of State of the State of Arizona on February 28, 1996;

                  B. The First Amended and Restated Bylaws of the Company;

                  C. Resolutions of the Board of Directors of the Company dated September 4, 1996 and January 16, 1997, adopting the amendments to the Plan increasing the number of shares of Common Stock issuable pursuant to the Plan from 2,000,000 to 2,750,000 shares;
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Action Performance Companies, Inc.
June 6, 1997
Page 2

                  D. Minutes of the April 3, 1997 Annual Meeting of Shareholders of the Company, at which the shareholders approved the amendments to the Plan as adopted by the Board of Directors; and

                  E. The Registration Statement.

                  Subject  to  the  assumptions   that  (i)  the  documents  and
signatures examined by us are genuine and authentic and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and subject to the further limitations and qualifications set forth below, it is our opinion that the Shares, when issued and sold in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

                  Please be advised that we are members of the State Bar of Arizona, and our opinion is limited to the legality of matters under the laws of the State of Arizona. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

                  We hereby expressly consent to any reference to our firm in the Registration Statement, inclusion of this Opinion as an exhibit to the Registration Statement, and to the filing of this Opinion with any other appropriate governmental agency.

                                                Very truly yours,



                                               /s/ O'Connor, Cavanagh, Anderson,
                                                  Killingsworth & Beshears, P.A.